EXHIBIT 21

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                                                       STATE OF
COMPANY                                              INCORPORATION         TRADENAMES
TTC Holdings, Inc.                                         DE              None
TTC, Inc.                                                  DE              None
Travel Treasury Holdings, Inc.                             DE              None
Travel Treasury, Inc.                                      DE              None
Incentive Holding Corp.                                    DE              None
Incentive Corp.                                            DE              None
Vacation and Tour Holding Corp.                            DE              None
Vacation and Tour Corp.                                    DE              None
Auto Rental Holding Corp.                                  DE              None
Auto Rental Corp.                                          DE              None
Lodging Holding Corp.                                      DE              None
Lodging Corp.                                              DE              None
Cruise Holding Corp.                                       DE              None
Cruise Corp.                                               DE              None
Travel Management Holdings, Inc.                           DE              None
Travel Management, Inc.                                    DE              None
Travel Management Limited, Inc.                            DE              None
Travel Technology Holdings, Inc.                           DE              None
Travel Technology, Inc.                                    DE              None
Travel Technology Limited, Inc.                            DE              None
Air Ticket Holding Corp.                                   DE              None
Air Ticket Corp.                                           DE              None
Nerve Holding Corp.                                        DE              None
Auto Net International, Inc.                               DE              AutoNet International
ABC Corporate Services, Inc.                               IL              ABC Corporate Services, ABC
                                                                           Premier Hotel Plan
CruiseMasters, Inc.                                        CA              Cruise Fairs of America, The
                                                                           Travel Company, CruiseMasters
CruiseWorld, Inc.                                          NY              The Travel Company, Cruises Only
Ship 'N' Shore Cruises, Inc.                               FL              Ship 'N' Shore, The Travel
                                                                           Company
SNS Coachline, Inc.                                        AK              None
The Cruise Line, Inc.                                      FL              The Travel Company, Cruises Only
AHI International Corporation                              IL              Alumni Holidays, Alumni Campus
                                                                           Abroad, AHI, All Horizons,
                                                                           Studentaire, AHI Discoveries,
                                                                           Journeys of Distinction, Club
                                                                           Alumni
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

                                                       STATE OF
COMPANY                                              INCORPORATION         TRADENAMES
Lifestyle Vacation Incentives, Inc.                        FL              Lifestyles, All Seasons Smart
                                                                           Traveler
Auto Europe, LLC                                           DE              AUTO EUROPE, SKY DRIVE, AET
                                                                           Inc., Great Atlantic Travel,
                                                                           Destination Europe
Cruises Only, LLC                                          DE              Discount Cruises, SAFE CRUISE,
                                                                           CAPTAIN'S CARD, The Travel
                                                                           Company
Cruise Mart, Inc.                                          FL              None
Cruise Time, Inc.                                          NY              None
SNS Travel Marketing, Inc.                                 FL              None
Gold Coast Travel Agency Corporation, Inc.                 FL              Gold Coast Cruises, The Travel
                                                                           Company
Goodfellow Enterprises, Inc.                               CA              The Travel Company
1-800-Cruises, Inc.                                        FL              1-800-CRUISES, The Travel Company
Jubilee Enterprises, Inc.                                  FL              1-800-CRUISES, The Travel Company
Cruise Outlets of the Carolinas, Inc.                      NC              The Travel Company, Cruise Outlet
Cruises, Inc.                                              NY              The Travel Company
CruiseOne, Inc.                                            FL              The Travel Company
Landry & Kling, Inc.                                       FL              NATIONAL SALES CENTER FOR
                                                                           CORPORATE CRUISES, NSCCC
Travel Management Center, Ltd.                             FL              None
Travel Technology, Ltd.                                    FL              None
D-FW Travel Arrangements, Inc.                             TX              D-FW Tours, GET UP 'N GO
                                                                           VACATIONS
Diplomat Tours, Inc.                                       DE              Diplomat Tours, International
                                                                           Airline Consolidators
Travel 800, LLC                                            DE              Travel 800, 1-800-FLY-CHEAP, The
                                                                           Travel Company
Lexington Services Corporation                             DE              Lexington Services
Lexington Services Limited, Inc.                           DE              None
Lexington Services Associates, Ltd.                        TX              Lexington Services
Trax Software, Inc.                                        VA              TRAX
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